As filed with the Securities and Exchange Commission on February 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NARA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4849715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

(213) 639-1700

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Alvin D. Kang

President and Chief Executive Officer

Nara Bancorp, Inc.

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

(213) 639-1700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

James R. Walther Mayer Brown LLP 350 South Grand Avenue, 25th Floor Los Angeles, California 90071 (213) 229-9500	Juliet Stone Senior Vice President and Corporate Counsel Nara Bancorp, Inc. 3731 Wilshire Boulevard, Suite 1000 Los Angeles, California 90071 (213) 639-1700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed maximum
Title of each class of securities to be registered(1)(2)(3)	Amount to be registered	Offering price per unit	Proposed maximum offering price	Amount of registration fee
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Depositary Shares(4)
Warrants(5)
Units(6)
Total			$136,250,000	$15,819

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately or together as units with any other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise or exchange of other securities so offered, sold or distributed. This registration statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants.
(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3. The registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $136,250,000, which may be offered from time to time at indeterminate prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may not be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of preferred stock or depositary shares registered hereunder or for shares of preferred stock distributed in accordance with, or upon termination of, a deposit arrangement for depositary shares.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $63,750,000 of unsold securities registered under Registration Statement No. 333-161992, as filed with the Securities and Exchange Commission on September 18, 2009. In connection with the prior registration of such unsold securities, the registrant paid a registration fee of $4,545 applicable to such unsold securities.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or depositary share warrants.
(6)	Units may be issued pursuant to a unit agreement or indenture, which units will represent an interest in two or more other securities. Such securities may or may not be separable from one another, either immediately or upon the expiration of a specified period or the occurrence of certain events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

NARA BANCORP, INC.

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Nara Bancorp may offer to sell one or more of the types of securities listed above from time to time pursuant to this prospectus and a related prospectus supplement prepared for that offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable or exchangeable for equity or debt securities issued by us or by one or more other entities.

We may offer and sell any combination of the securities described in this prospectus and a related prospectus supplement in amounts, at prices and on terms that we determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

This prospectus provides a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “NARA”.

Investing in these securities involves risks. You should carefully review the information provided under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which information is incorporated by reference in this prospectus, and any additional description of Risk Factors that may be contained or incorporated by reference in this prospectus or in supplements to this prospectus, for a discussion of factors you should carefully consider before deciding to invest in these securities. See “Risk Factors” on page 3 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or any other regulatory body, nor have these organizations passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, its Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is                     , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction in which such an offer or sale would not be permitted. You should assume that the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement are accurate only as of the dates of the respective documents. Our business, financial condition, results of operation and prospects may have changed in material respects since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $200,000,000.

In this prospectus, “Nara Bancorp,” “the Company,” “we,” “us,” and “our” refer to Nara Bancorp, Inc., a Delaware corporation, unless the context otherwise requires.

This prospectus provides a general description of the securities we may offer and sell from time to time. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. For further information regarding the SEC public reference room, you may telephone the SEC at 1-800-SEC-0330. Our filings are also available to the public without charge on the Internet through the SEC’s website at http://www.sec.gov or the Company’s website at http://www.narabank.com.

The SEC allows us to incorporate by reference in this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents that have been separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference in this prospectus the documents listed below and all documents that we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than, in each case, any of such documents or information, or portions thereof, that are deemed to have been furnished and not filed in accordance with the rules of the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010, and

•	The description of our common stock contained in the Registration Statement on Form 8-A filed on April 22, 2003, including any amendment or report filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been or may be incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the address shown below. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Nara Bancorp, Inc.

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

Attention: Legal Department

Telephone: (213) 639-1700

legal@narabank.com

RISKS AND UNCERTAINTIES RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents incorporated by reference may contain forward-looking statements about the Company and its subsidiaries. These statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements include statements or descriptions of our beliefs, plans, objectives, goals or expectations regarding the future financial condition and results of operations or other performance of the Company and its subsidiaries and are often preceded or followed by, or include, the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” or similar expressions. These forward-looking statements are not guarantees of future performance or conditions, nor should they be relied upon as representing management’s views as of any subsequent date. They are subject to substantial risks and uncertainties that you should carefully consider in reading this prospectus and any prospectus supplement. Such risks and uncertainties include, but are not limited to:

•

changes in economic and political conditions, including the economic and political effects of the current economic crisis, together with related bank regulatory or legislative changes, and other major developments, including wars, military actions and terrorist attacks;

•

changes in financial market conditions, nationally or locally in areas in which we conduct our operations, or internationally in areas, such as South Korea, which affect our customers, including without limitation, changes in business formation and growth, commercial and residential real estate development, real estate prices and the level of international trade;

•	changes in interest rates, associated asset/liability repricing risks and liquidity risks, demand for loan products and deposit flows;

•	changes in investor sentiment or consumer spending or savings behavior;

•	adverse changes in the quality and composition of our loan and securities portfolios and increases in the levels of losses, customer bankruptcies, claims and assessments;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of the Treasury (the “Treasury Department”) and the Federal Reserve Board;

•

our participation in governmental programs implemented under the Emergency Economic Stabilization Act (“EESA”) and the American Recovery and Reinvestment Act (“ARRA”), including without limitation the Treasury Department’s Capital Purchase Program under its Troubled Asset Relief Program (“TARP”), and the impact of such programs and related regulations on us and on international, national and local economic and financial markets and conditions;

•	new litigation involving us or changes in our existing litigation;

•	success or difficulty in obtaining regulatory approvals, when required;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	our ability to develop new products and services, and the extent to which our new and existing products and services are accepted by the marketplace;

•	technological changes, including related costs, and our implementation of new technologies;

•	changes in accounting standards or procedures that may be required by the Financial Accounting Standards Board or regulatory agencies;

•	increased costs of deposit insurance and changes with respect to Federal Deposit Insurance Corporation insurance coverage levels;

•	credit quality deterioration or pronounced and sustained reduction in real estate values, which could cause increases in our required provisions for credit losses and reductions in our net earnings;

•

the Company’s ability to complete acquisitions of other companies, to successfully integrate such acquired companies, or to achieve expected benefits, synergies and/or operating efficiencies within expected time-frames or at all; and

•

significant changes to the current bank regulatory regime resulting from the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act, including changes affecting the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies.

If any of these risks or uncertainties materialize, or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, or implied or projected by, such forward-looking statements. We assume no obligation to update such forward-looking statements.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and investments in our securities in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” for an explanation of how to obtain a copy of this report. Additional risks related to our business or our securities may also be described in a prospectus supplement. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks as well. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference in this prospectus or such prospectus supplement. The business environment in which we operate, however, is continually changing. Although we discuss what we believe to be material risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem not to be material may also impair our business.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of our securities for general corporate purposes. Such uses may include, among others, investments in, or extensions of credit to, our existing or future subsidiaries, the financing of possible business acquisitions and possible repurchases of debt, preferred stock or other securities. Subject to regulatory approval, we may use the net proceeds from the sale of our securities, solely or with other funds, to redeem our Fixed Rate Cumulative Perpetual Preferred Stock, Series A and repurchase the ten-year warrant to purchase up to 521,266 shares of our common stock, previously sold to the Treasury Department pursuant to its Capital Purchase Program. Pending any of such uses, we may invest the net proceeds in short-term securities, reduce our short-term indebtedness or hold the net proceeds in deposit accounts in our subsidiary bank.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Year Ended December 31,
	2010	2009	2008	2007	2006
(Dollars in Thousands)
Ratios of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	*	*	1.19x	5.41x	8.50x
Including interest on deposits	*	*	1.05x	1.69x	1.89x
Deficiency of earnings available to cover fixed charges:
Excluding interest on deposits	$23,069	$19,826	$—	$—	$—
Including interest on deposits	$23,069	$19,826	$—	$—	$—

*	Our earnings were inadequate to cover total fixed charges and preferred stock dividends, excluding or including interest on deposits.

We computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of our fixed charges and dividends accrued on our outstanding preferred stock and related discount accretion. For purposes of computing this ratio, “earnings” consist of income before provision for income taxes, minority interest and cumulative effect of changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness, including amortization of debt issuance costs, and the portion of lease expense which we believe is representative of the interest component of lease expense.

GENERAL DESCRIPTION OF OUR CAPITAL STOCK AND RELATED MATTERS

Our certificate of incorporation provides that the total number of shares of all classes of capital stock which we have authority to issue is 110,000,000, of which 100,000,000 shares are designated as common stock, par value $0.001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.001 per share. The rights of our stockholders are governed by the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Where You Can Find More Information.”

Our capital stock, both common and preferred, constitutes non-withdrawable capital and is not insured by the Federal Deposit Insurance Corporation. All of the outstanding shares of our common and preferred stock are, and any shares of common or preferred stock issued and sold pursuant to this prospectus will be, fully paid and nonassessable. Further information concerning the rights of holders of our capital stock in their respective capacities as such is set forth below with respect to our outstanding Series A Preferred Stock and under the captions “Description of Common Stock” and “Description of Preferred Stock” herein.

Series A Preferred Stock and Common Stock Warrant Issued to Treasury Department

Our board of directors has designated 67,000 shares of our preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which shares, together with a ten-year warrant to purchase 1,042,531 shares (which has been subsequently reduced to 521,266 shares) of our common stock, were issued and sold by us to the U.S. Department of the Treasury on November 21, 2008 in connection with the Treasury Department’s TARP Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008. We refer to such preferred stock as the “Series A Preferred Stock” and to such warrant as the “Warrant.” The following paragraphs summarize the terms of the Series A Preferred Stock and the Warrant. This summary is not a complete statement of their respective terms and is qualified in its entirety by reference to the certificate of designations for the Series A Preferred Stock and to the Warrant to Purchase Common Stock of Nara Bancorp, Inc., each dated as of November 21, 2008, which should be read for complete statements of their terms.

Series A Preferred Stock

Dividends. Holders of the Series A Preferred Stock are entitled to receive, if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available therefor, cumulative cash dividends at the rate of 5% per annum on the liquidation preference of $1,000 per share of Series A Preferred Stock from the date of original issuance to, but excluding, February 15, 2014, and at the rate of 9% per annum on such liquidation preference thereafter.

Priority. With respect to the payment of the dividends and of amounts to be paid upon liquidation, the Series A Preferred Stock ranks:

•	Senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

Equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, which securities are referred to as parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the Company.

So long as any shares of Series A Preferred Stock remain outstanding, and unless all accrued and unpaid dividends for all prior dividend periods have been contemporaneously declared and paid in full (or declared and funds have been set aside for their payment in full), no dividend may be paid or declared on our common stock or other junior stock, except for dividends payable solely in our common stock. We and our subsidiaries are also prohibited from purchasing, redeeming or otherwise acquiring for consideration any shares of our common stock or other junior stock unless we have paid all accrued dividends on the Series A Preferred Stock for all prior periods in full, with certain exceptions, including the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock, but in each case only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we purchase shares of Series A Preferred Stock from a holder other than the Treasury Department, we must also offer to repurchase a ratable portion of the Series A Preferred Stock then held by the Treasury Department.

On any dividend payment date for which full dividends on the Series A Preferred Stock and any parity stock are not paid, or declared and funds set aside for such payment, all dividends paid or declared for payment on that dividend payment date with respect to the Series A Preferred Stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends, whether payable in cash, stock or otherwise, as may be determined by our board of directors, or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment. The Series A Preferred Stock will not be entitled to participate in any such dividend.

Redemption. The Series A Preferred Stock may be redeemed, in full or in part, at any time, upon notice to the Treasury Department and subject to the approval of the Federal Reserve Board. The required redemption price will be an amount equal to the per share liquidation amount of the Series A Preferred Stock plus accrued and unpaid dividends up to but excluding the date of redemption. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to the status of authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Preferred Stock would be entitled to receive an amount per share, referred to herein as the total liquidation amount, which is equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock would be entitled to receive the total liquidation amount out of our assets, if any, that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or to any other stock ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of the Series A Preferred Stock and other shares of parity stock will be entitled to be paid pro rata in accordance with the respective total liquidation amounts for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock and any other shares ranking, as to that distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Voting Rights. The holders of the Series A Preferred Stock do not have any voting rights, except as indicated below or as otherwise required by law. The holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights (which parity stock is referred to a voting parity stock) voting as a single class, will be entitled to elect two additional members of our board of directors if dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive. In such event, the authorized number of our directors then constituting our board of directors will be increased by two and the holders of the Series A Preferred Stock and any voting parity stock will be entitled to elect such directors at the next annual meeting and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full, provided that the election of any such director will be subject to the qualification that the election would not cause us to violate the corporate governance requirements of the NASDAQ Stock Market (or any other exchange on which our securities may then be listed) that listed companies must have a majority of independent directors.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, will be necessary to effect or validate:

•

Any amendment or alteration of our certificate of incorporation to authorize, create or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company;

•

Any amendment, alteration or repeal of any provision of the certificate of designations for the Series A Preferred Stock that would affect adversely the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of the Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and, in either such case, such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

Warrant

The Warrant may be exercised at any time on or prior to November 21, 2018. The Warrant was initially exercisable for the purchase of up to 1,042,531 shares of our common stock. Pursuant to the terms of the Warrant, this maximum purchase amount was reduced by 50% to 521,266 shares of our common stock as a result of our offering of 11,500,000 shares of common stock on October 27, 2009. The initial exercise price for the purchase of shares of our common stock pursuant to the Warrant is $9.64 per share. The exercise price may be paid either by the withholding of the number of shares of our common stock issuable upon exercise of the Warrant having an aggregate value equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day in which the Warrant is exercised or, if agreed by us and the warrant holder, by the payment of cash equal to the aggregate exercise price.

The number of shares for which the Warrant may be exercised and the exercise price will be proportionately adjusted in the event we pay dividends or make distributions on our common stock, other than ordinary cash dividends, or subdivide, combine or reclassify outstanding shares of our common stock. Until the earlier of November 21, 2011 and the date the Treasury Department no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of our common stock, or securities convertible or exercisable into our common stock, for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of our common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	As consideration for or to fund the acquisition of businesses and/or related assets;

•	In connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

In connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, as amended (the “Securities Act”) or Rule 144A of the SEC thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	In connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

If we effect a pro rata repurchase of our common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrant holder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to receive on exercise of the Warrant the consideration that would have been payable to the warrant holder with respect to the shares of our common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Following redemption in whole of the Series A Preferred Stock held by the Treasury Department, or the transfer by the Treasury Department of all of the Series A Preferred Stock to one or more third parties that are not affiliated with it, we have the right to repurchase the Warrant and any securities issued to the Treasury Department pursuant to the Warrant, in whole or in part, at the fair market value thereof. Such fair market value will be determined through procedures specified in the agreement we entered into in connection with the issuance and sale of the Series A Preferred Stock and the Warrant to the Treasury Department.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law. Our certificate of incorporation and bylaws also provide that, upon compliance with certain requirements, the Company shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or serves or served at the request of the Company as a director, officer or employee of any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company, with certain exceptions, promptly upon receipt by the Company of an undertaking by or on behalf of the person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Company. The bylaws do not limit the power of the Company or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons.

DESCRIPTION OF COMMON STOCK

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of our common stock. The following summary description of our common stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, as well as the DGCL.

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors and are not entitled to cumulate their votes for the election of directors.

Dividends. Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends, subject to any restrictions imposed by regulatory authorities and the payment of any preferential amounts to which any class of preferred stock may be entitled. The Company agreed in connection with the issuance of its Series A Preferred Stock to the Treasury Department that it would not pay cash dividends on its common stock at a quarterly rate greater than $0.0275 per share. On March 18, 2009, the Company announced that it has suspended its policy of paying quarterly cash dividends to preserve capital and to provide the Company with increased flexibility to invest in its business. The Company intends to consider reinstating payment of cash dividends on its common stock when economic conditions improve. Our ability to pay dividends at such time will be subject to statutory and regulatory limitations applicable to us or to our subsidiary bank.

We are incorporated in Delaware and are governed by the DGCL. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no such surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank subsidiary to pay dividends to us. Our bank subsidiary, Nara Bank, is a California state-chartered bank that is a member bank of the Federal Reserve System and is subject to restrictions under both federal and state laws and regulations which limit its ability to transfer funds to the Company through cash dividends or through intercompany loans or advances. Under federal law and regulations Nara Bank may not, without the approval of the Federal Reserve Board, pay dividends exceeding its net income for its current fiscal year and its two preceding fiscal years, less the sum of dividends paid during such periods and any transfers required by the Federal Reserve Board or required to be made for the retirement of preferred stock. A California state bank may declare a dividend without the approval of the California Department of Financial Institutions, or DFI, as long as the total dividends declared in a calendar year do not exceed the lesser of the bank’s retained earnings or the total of its net income for the three fiscal years preceding the dividend declaration, less any dividends paid during that period. In addition to these statutory and regulatory limitations, as a matter of general bank regulatory policy the Federal Reserve Board discourages the payment of dividends on common stock by bank holding companies and by banks that are members of the Federal Reserve System in amounts exceeding the paying entity’s net income available to common stockholders for the preceding four fiscal quarters or if the paying entity’s prospective rate of earnings retention is not consistent with its capital needs and current and prospective financial condition. Furthermore, our board of directors and the board of directors of Nara Bank have adopted resolutions at the request of the Federal Reserve Board and the DFI that neither we nor Nara Bank will declare or pay any dividends without the prior approval of the Federal Reserve Board and the DFI.

Liquidation Preference. Holders of our common stock are not entitled to a liquidation preference in respect of those shares. Upon liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to share ratably in all assets remaining after the payment of all liabilities of the Company and of all preferential amounts to which any preferred stock may be entitled.

Other Matters. The holders of our common stock have no preemptive or other subscription rights. Our common stock is not subject to call or redemption.

Transfer Agent. The transfer agent for our common stock is BNY Shareowner Services.

Restrictions on Ownership of Our Common Stock. The Bank Holding Company Act of 1956 requires any “bank holding company” (as defined in that Act) to obtain the approval of the Board of Governors of the Federal Reserve System prior to acquiring more than 5% of our outstanding common stock. Any corporation or other company that becomes a holder of 25% or more of our outstanding common stock, or 10% or more of our common stock under certain circumstances, would be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, any person other than a bank holding company may be required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Under the California Financial Code, the approval of the DFI is required for any person to acquire control, directly or indirectly, of a California state bank or its holding company. For this purpose a person is deemed to have acquired control of a bank or holding company if the person, directly or indirectly, has the power to vote 25% or more of the voting power of the bank or holding company or to direct or to cause the direction of the management and policies of the bank or holding company. Further, a person who directly or indirectly owns or controls 10% or more of the outstanding voting stock of a bank or holding company or other company is presumed, subject to final determination by the DFI, to control that bank, holding company or other company.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general terms and provisions of the preferred stock that we may offer pursuant to this prospectus. The prospectus supplement for any particular offering of preferred stock will describe the specific terms of the series of preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below.

General

Shares of preferred stock may be issued in one or more series from time to time as determined by the board of directors. The board of directors is expressly authorized, without stockholder approval, to fix by resolution the designations, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the shares of each series of preferred stock. The board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Subject to the rights of the holders of any series of preferred stock, the authorized number of shares of any series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the board of directors.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Specific Terms of a Series of Preferred Stock

Any series of preferred stock we issue will be governed by our certificate of incorporation, including the certificate of designations that we will file with the Delaware Secretary of State to establish the rights, preferences, privileges and other terms of that series of preferred stock, and our bylaws. We will file a copy of the form of certificate of designations for each series of preferred stock to be offered hereunder with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Their par value or liquidation preference will not be indicative of the price at which the shares of preferred stock will actually trade after their issue.

The preferred stock will have the dividend, liquidation, redemption, voting, conversion or other rights described in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for a description of the specific terms of such series, including:

•

the title, distinctive serial designation and par or stated value of the series of preferred stock, the total number of shares of such series and, if different, the number of such shares being offered;

•	the initial public offering price at which we will issue the series of preferred stock;

•

the rate or rates at which dividends are payable with respect to the shares of such series, or the method of calculation of such dividends, the dividend periods thereof, any conditions to the payment of dividends thereon, the dates on which dividends will be payable thereon and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•

the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Company (which may be referred to as the “liquidation preference” thereof), and the relative rights of priority, if any, of payment of dividends on or the liquidation preference of the shares of such series;

•

the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, and whether such redemption may be at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

•

the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

•

whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, except that our board is not authorized under our certificate of incorporation to provide voting rights greater than one vote per share to any series of preferred stock, other than voting rights in the case of convertible preferred stock entitling a holder thereof to vote shares of such series of preferred stock as if such shares had been converted into common stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional rights, preferences, privileges, limitations and restrictions.

Rank. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our certificate of incorporation so permits.

Dividends. Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable certificate of designations when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. For legal and regulatory restrictions on our ability to pay dividends, please see the information under the heading “Description of Common Stock—Dividends”.

Redemption. Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System or other regulatory authority, if required, we may redeem all or part of a series of preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Conversion or Exchange Rights. The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus, in the case of a series of preferred stock having cumulative dividends, an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights. The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the certificate of designations establishing the series and described in the applicable prospectus supplement; or

•	as required by applicable law.

If we designate a series of preferred stock as having voting rights, with certain exceptions in the case of voting rights limited to protection of the rights of holders of a series of preferred stock, such preferred stock will be a voting security for purposes of the Bank Holding Company Act. Preferred stock providing holders the right to elect one or more directors in the event dividends are not paid is also treated as such voting stock during the period of any dividend arrearage that results in such voting rights coming into effect. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act, any “person,” including an individual or a company that is not a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities, depending on the factual circumstances as determined by the Federal Reserve Board.

No Other Rights. The shares of a series of preferred stock will not have any other preferences, voting powers or relative, participating, optional or special rights except:

•	as discussed in the applicable prospectus supplement;

•	as provided in our certificate of incorporation (including any certificate of designations); and

•	as otherwise required by applicable law.

Transfer Agent. The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes some of the provisions of the deposit agreement that will govern any depositary shares we may offer, including the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. We will file the applicable forms of deposit agreement and depositary receipt with the SEC and incorporate them by reference as exhibits to our registration statement at or before the time we issue any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion or liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Specific Terms of Depositary Shares

Dividends. The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion or Exchange Rights. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption. If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Rights. When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Taxation. Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF WARRANTS

The following description of warrants that we may issue does not purport to be complete and is qualified in its entirety by reference to the description of any particular series of warrants that will be contained in an applicable prospectus supplement.

We may offer warrants by means of this prospectus for the purchase of our common stock, preferred stock or depositary shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement that will be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of the warrants;

•	the aggregate number of warrants;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, warrants or rights in any combination. The terms of each unit will be such that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described herein; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we determine. We may also reopen a previously issued series of units and issue additional units of that series. Most of the financial and other specific terms of a series will be described in the applicable prospectus supplement. Those terms may vary from the terms described herein.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements, unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, deposit agreement, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to common stock, preferred stock, depositary shares and warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We will not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. We will need only to obtain any required approvals from the holders of the affected units. We will not need to obtain the approval of the holder of the unaffected unit.

Modification With Consent of Holders. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval will also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global, book-entry, form only, unless otherwise specified in the applicable prospectus supplement. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we state otherwise in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, which we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may issue securities that are not issued in global form or terminate a global security. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, are owed only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that by law are not permitted to own their securities in book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions in which we would be authorized to do so. The sale of the securities may be effected in transactions (1) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) otherwise than on such exchanges or in the over-the-counter market or (4) through the writing of options.

In addition, we may issue the securities in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We, our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and unless otherwise specified in a prospectus supplement, the validity of those securities will be passed upon for the Company by Helen Y. Kim, its First Vice President and Associate Corporate Counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$15,819

Accounting fees and expenses		†

Legal fees and expenses		†

NASDAQ Global Select Market listing fee		†

Printing fees		†

Transfer agent and registrar fees and expenses		†

Miscellaneous fees and expenses		†
Total	$	†

†	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Nara Bancorp was formed and is governed under the provisions of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of Nara Bancorp’s certificate of incorporation provides that Nara Bancorp shall, to the fullest extent permitted by Section 145 of the DGCL, as it may be amended and supplemented from time to time, indemnify any and all directors and officers whom it shall have the power to indemnify under Section 145 of the DGCL from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. To the fullest extent permitted by the DGCL, as it may be amended and supplemented from time to time, a director of Nara Bancorp shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article VI of Nara Bancorp’s bylaws provides that Nara Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Nara Bancorp) by reason of the fact that the person is or was a director or officer of Nara Bancorp, or is or was serving at the request of Nara Bancorp as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Nara Bancorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article VI of Nara Bancorp’s bylaws also provides that Nara Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Nara Bancorp to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of Nara Bancorp, or is or was serving at the request of Nara Bancorp as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Nara Bancorp; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to Nara Bancorp unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under Article VI of Nara Bancorp’s bylaws, unless ordered by a court, shall be made by Nara Bancorp only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Article VI.

Nara Bancorp also maintains a directors’ and officers’ insurance policy which insures the directors and officers of Nara Bancorp against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

The foregoing is only a general summary of certain aspects of the DGCL and the Nara Bancorp’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Article IX of Nara Bancorp’s certificate of incorporation and Article VI of Nara Bancorp’s bylaws.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Nara Bancorp, Inc. (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.1, filed on November 28, 2008).

4.2	Form of Nara Bancorp, Inc. Series A Preferred Stock Certificate (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.2, filed on November 28, 2008).

4.3	Warrant to Purchase Common Stock of Nara Bancorp, Inc. (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.3, filed on November 28, 2008).

4.4*	Specimen of certificate representing Nara Bancorp preferred stock, par value $0.001 per share.

4.5*	Form of Certificate of Designations.

4.6*	Form of Deposit Agreement.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

5.1**	Opinion of Helen Y. Kim.

8.1*	Opinion regarding tax matters.

12.1**	Statement re: Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1**	Consent of Crowe Horwath LLP.

23.2**	Consent of Helen Y. Kim (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment to this registration statement in connection with individual offerings from time to time.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 41 5(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 28, 2011.

NARA BANCORP, INC.

By:	/s/ Alvin D. Kang
Alvin D. Kang President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Nara Bancorp, Inc. do hereby constitute and appoint Alvin D. Kang and Philip Guldeman, and each of them acting individually, with full and individual power of substitution, our true and lawful attorneys-in-fact and agents with full power to them, and to each of them acting individually, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in our name and in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically but without limitation, the power and authority to sign for any of us in our names and in the capacities indicated below any and all amendments, including post-effective amendments, hereof; and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alvin D. Kang Alvin D. Kang	Director, President and Chief Executive Officer (Principal Executive Officer)	February 24, 2011

/s/ Philip Guldeman Philip Guldeman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2011

/s/ Steven D. Broidy Steven D. Broidy	Director	February 24, 2011

/s/ Louis M. Cosso Louis M. Cosso	Director	February 24, 2011

/s/ Jesun Paik Jesun Paik	Director	February 24, 2011

/s/ John H. Park John H. Park	Director	February 24, 2011

/s/ Ki Suh Park Ki Suh Park	Chairman of the Board	February 24, 2011

/s/ Scott Yoon-Suk Whang Scott Yoon-Suk Whang	Director	February 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Nara Bancorp, Inc. (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.1, filed on November 28, 2008).

4.2	Form of Nara Bancorp, Inc. Series A Preferred Stock Certificate (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.2, filed on November 28, 2008).

4.3	Warrant to Purchase Common Stock of Nara Bancorp, Inc. (incorporated herein by reference to the Current Report on Form 8-K, Exhibit 4.3, filed on November 28, 2008).

4.4*	Specimen of certificate representing Nara Bancorp preferred stock, par value $0.001 per share.

4.5*	Form of Certificate of Designations.

4.6*	Form of Deposit Agreement.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

5.1**	Opinion of Helen Y. Kim.

8.1*	Opinion regarding tax matters.

12.1**	Statement re: Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1**	Consent of Crowe Horwath LLP.

23.2**	Consent of Helen Y. Kim (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment to this registration statement in connection with individual offerings from time to time.
**	Filed herewith.